United States Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended February 28, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(677,233,420)
Unrealized Gain (Loss) on Market Value of Futures	515,271,230
Interest Income	606,204
ETF Transaction Fees	47,000
Total Income (Loss)	$(161,308,986)

Expenses
Investment Advisory Fee	$1,241,188
Brokerage Commissions	840,808
SEC & FINRA Registration Expense	143,200
NYMEX License Fee	67,699
Tax Reporting Fees	67,180
Legal Fees	17,419
Non-interested Directors' Fees and Expenses	17,236
Audit Fees	12,274
Total Expenses	$2,407,004
Net Gain (Loss)	$(163,715,990)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/09	$3,234,748,562
Additions (51,000,000 Units)	1,342,211,021
Withdrawals (22,000,000 Units)	(597,078,278)
Net Gain (Loss)	(163,715,990)

Net Asset Value End of Period	$3,816,165,315
Net Asset Value Per Unit (139,400,000 Units)	$27.38

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502